SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2009 (December 31, 2008)

E.DIGITAL CORPORATION
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

0-20734
(Commission File Number)

33-0591385
(IRS Employer Identification No.)

16770 West Bernardo Drive
San Diego, California 92127
(Address of principal executive offices)

(858) 304-3016
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

Amendment to Purchase Order Financing
On December 31, 2008 the Company completed an amendment of a short-term working capital financing arrangement originally funded in March 2007 and restated by a note dated December 23, 2007. In December 2008, the Company made a cash principal payment of $100,000 to reduce the outstanding principal amount to $300,000. The due date of the note from lender, ASI Technology Corporation (“ASI”), was extended from December 23, 2008 to June 23, 2009. The Company has agreed to pay a $3,000 finance charge in cash, or at its election by issuing 28,517 restricted shares of common stock (“Common Stock”), in connection with the renewal. Security and other terms of the note and related security agreement remain unchanged.

Mr. Eric M. Polis, a director of the Company since October 2008, is Secretary, Treasurer and a director of ASI and owns less than 5% of its common equity.

A complete copy of the amendment is filed herewith as Exhibit 99.1 and is incorporated herein by reference [except that the Company does not intend for any person other than ASI to rely upon the representations and warranties contained in the exhibit]. The summary of the transaction set forth above does not purport to be complete and is qualified in its entirety by reference to such exhibits and the original financing documents previously filed.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Secured Promissory Note
The Company is obligated on a short-term promissory note, as amended, in the principal amount of $300,000 as described above. A description of the material terms of the obligation, as amended, are described above and in Form 8-K filed on January 4, 2008. The Company is obligated to make monthly interest payments of $4,500 and to pay the principal on or before June 23, 2009.

Item 3.02.  Unregistered Sales of Equity Securities

Additional Issuances of Unregistered Shares of Common Stock
On October 31, 2008 the Company issued 210,970 shares of Common Stock to Davric Corporation in consideration of a $30,000 monthly payment for October on its 7.5% term note. The shares were sold upon the exemption provided by Section 4(2) under the Securities Act of 1933, no commissions were paid and a restrictive legend was placed on the shares issued.

On December 1, 2008 the Company issued 225,563 shares of Common Stock to Davric Corporation in consideration of a $30,000 monthly payment for November on its 7.5% term note. The shares were sold upon the exemption provided by Section 4(2) under the Securities Act of 1933, no commissions were paid and a restrictive legend was placed on the shares issued.

On December 31, 2008 the Company issued 469,043 shares of Common Stock to Davric Corporation in consideration of a $50,000 monthly payment for December on its 7.5% term note. The shares were sold upon the exemption provided by Section 4(2) under the Securities Act of 1933, no commissions were paid and a restrictive legend was placed on the shares issued.

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits

99.1	Loan Extension Agreement dated December 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

e.DIGITAL CORPORATION

e.DIGITAL CORPORATION

Date: January 5, 2009	By:	/s/ ROBERT PUTNAM
Robert Putnam, Senior Vice President, Interim Financial Officer and Secretary (Principal Financial and Accounting Officer and duly authorized to sign on behalf of the Registrant)